LightPath Technologies Inc. Announces Third Quarter 2009 Financial Results
Conference Call

Orlando, FL – May 7, 2009 – LightPath Technologies, Inc. (NASDAQ: LPTH), announced that it will host a conference call on Thursday, May 14, 2009 at 4:15 p.m. Eastern Daylight Time to discuss the Company's financial and operational results for the Third Quarter 2009.

Conference Call Details
Date: Thursday, May 14, 2009
Time: 4:15 p.m. (EDT)
Dial-in Number: 1-877-941-6009
International Dial-in Number: 1-480-629-9770

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 p.m. call. A replay of the conference call will be available approximately 3 hours after the completion of the call for 7 days, until May 21, 2009. To listen to the replay, dial 1-800-406-7325 if calling within the U.S. and 1-303-590-3030 if calling internationally and enter the pass code 4068699.

The call is also being webcast and may be accessed at the call organizer website of ViaVid at www.viavid.net . The webcast will be archived and accessible on the Company website.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the NASDAQ Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Contacts:
     LightPath Technologies, Inc.
     Jim Gaynor
     President & CEO
     or
     Dorothy Cipolla
     CFO
     +1 (407) 382-4003
     dcipolla@lightpath.com

     Alliance Advisors, LLC
     Mark McPartland, +1 (910) 686-0455
     markmcp@allianceadvisors.net or
     Valter Pinto, +1(914) 669-0222
     Valter@allianceadvisors.net
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